UST045


                         INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of October 26, 1993 by and between EXCELSIOR FUNDS, a Delaware business trust (herein called the "Trust"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York trust company (herein called the "Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory services with respect to the series (the "Series") of the Trust as listed on Exhibit A hereto, and the Adviser is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement

                               W I T N E S E T H:

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust with respect to the Series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In providing the services and assuming the obligations set forth herein, the Adviser may, at its expense, employ one or more subadvisers. References herein to the Adviser shall include any subadviser employed by the Adviser. Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions of paragraph 6 hereof.

         2. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement.

         (b) The Trust shall be responsible for all of its expenses and liabilities, including compensation of its independent Trustees; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent auditors and legal counsel; trade association membership dues; fees and expenses of any custodian (including safekeeping of funds and securities, maintenance of books and accounts and calculation of the net asset value of beneficial interests of each Series), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of preparing and mailing reports to investors and to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' and Trustees' meetings; organization expenses; and extraordinary expenses.

         3. (a) Subject to the general supervision of the Board of Trustees of the Trust, the Adviser shall formulate and provide an appropriate investment program on a continuous basis in connection with the management of each Series, including research, analysis, advice, statistical and economic data and information and judgments of both a macroeconomic and microeconomic character. The Adviser shall provide additional investment services, as specified and agreed to by the parties from time to time in writing, with respect to any Series all of whose assets are invested in a corresponding HubSM investment company. However, the Adviser shall not be responsible for providing any of the services set forth in this Agreement to any Series unless the Board of Trustees of the Trust (i) determines that it will not invest all of the assets of that Series into a corresponding HubSM investment company and (ii) provides a written request to the Adviser specifying which services the Adviser shall perform for such Series.

         The Adviser will determine the securities to be purchased, sold or lent by the Trust and will place orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in such securities. In placing orders with brokers and dealers, the Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Trust and/or other accounts over which the Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy on purchase and sale of portfolio securities set forth in this paragraph, the Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Trust which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

         In placing orders with brokers and/or dealers, the Adviser may effect transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Trust are "reasonable and fair" compared to commissions received by other broker-dealers having comparable execution capability in connection with comparable transactions involving similar securities and provided that the transactions in connection with which such commissions are paid are effected pursuant to procedures established by the Board of the Trustees of the Trust. Pursuant to such authorizations, an affiliated broker-dealer may transmit, clear and settle transactions for the Trust that are executed on a securities exchange provided that it arranges for unaffiliated brokers to execute such transactions.

         The Adviser shall determine from time to time the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's portfolio securities shall be exercised. The Adviser will determine what portion of securities owned by the Trust shall be invested in securities described by the policies of the Trust and what portion, if any, should be held uninvested. The Adviser will determine whether and to what extent to employ various investment techniques available to the Trust, including among others but without limitation, implementation of a global investment strategy, engaging in hedging transactions, selection of derivative securities and entering into foreign currency transactions.

         Notwithstanding the foregoing, should the Board of Trustees at any time make any definite determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. In effecting transactions with respect to securities or other property for the account of a Series of the Trust, the Adviser may deal with itself and its affiliates, with the Trustees of the Trust or with other persons to the extent such actions are permitted by the 1940 Act.

         (b) The Adviser also shall provide to the Trust's officers assistance in connection with the operation of the Trust, which shall include compliance with all reasonable requests of the Trust for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission and state securities commissions.

         (c) As manager of the assets of the Series, the Adviser shall make investments for the account of the Series in accordance with the Adviser's best judgment and within the respective Series' investment objectives and restrictions, the 1940 Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies subject to policy decisions adopted by the Board of Trustees.

         (d) The Adviser shall furnish to the Board of Trustees periodic reports on the investment performance of the Trust and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

         (e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other customers, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Adviser may also on occasions purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

         4. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Agreement. As an inducement to the Adviser's undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its investors to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Agreement or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

         5. In consideration of the services to be rendered by the Adviser under this Agreement, the Trust shall pay the Adviser a fee accrued daily and paid monthly from each Series at an annual rate equal to that specified in Exhibit A hereunder for that Series' average daily net assets. If the fees payable to the Adviser pursuant to this paragraph 5 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be paid for the portion of the month accrued as set forth in the preceding sentence. For purposes of calculating the monthly fees, the value of the net assets of each Series of the Trust shall be computed in the manner specified in its Registration Statement on Form N-1A for the computation of net asset value. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. This Agreement shall be effective as to each Series as of the date such Series commences investment operations, after this Agreement shall have been approved by the Board of Trustees of the Trust and by the investor(s) in such Series in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect as to each Series of the Trust for successive periods of 12 months each, provided such continuance is specifically approved at least annually by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and either (a) by the vote of a majority of the full Board of Trustees or (b) by vote of a majority of the outstanding voting securities of such Series; provided, however, that this Agreement may be terminated as to one or more Series, by the Trust at any time, without the payment of any penalty, by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of such Series on 60 days' written notice to the Adviser, or by the Adviser, as to one or more Series, at any time, without payment of any penalty, on not more than 90 days' written notice to the Trust. This Agreement will terminate immediately in the event of its assignment. Termination of this Agreement with respect to any particular Series shall not be deemed a termination with respect to any other Series. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         7. Except to the extent necessary to perform the Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

         8. The investment management services of the Adviser to the Trust under this Agreement are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective as to any Series of the Trust until approved by vote of the holders of a majority of the outstanding voting securities of such Series.

         This agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

         9. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts provided that nothing herein shall be construed in a manner inconsistent with the requirements of the 1940 Act.

         The undersigned officer of the Trust has executed this Agreement not individually, but as President under the Trust's Trust Instrument, dated October 25, 1993, as amended. Pursuant to the Declaration of Trust the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust individually, but bind only the trust estate.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                             EXCELSIOR FUNDS
Attest:


/S/ ANDRES E. SALDANA                         By: /S/ PHILIP W. COOLIDGE
Andres E. Saldana                             Philip W. Coolidge
Assistant Secretary                           President



                                         UNITED STATES TRUST COMPANY OF NEW YORK
Attest:


/S/ D. J. MARENO                         By:   /S/ PETER P. CAPACCIO
                                         Name: Peter P. Capaccio
                                         Title:

                                                                   Exhibit A

                                EXCELSIOR FUNDS
                  SCHEDULE OF SERIES AND FEES UNDER INVESTMENT
                               ADVISORY AGREEMENT

SERIES NAMES                                     Fee (as a percentage of the
                                                 average daily net assets of a
                                                 FUND)

Excelsior Equity Fund                                                0.65%
Excelsior Income and Growth Fund                                     0.65%
Excelsior Income Fund                                                0.65%
Excelsior Total Return Bond Fund                                     0.65%
Excelsior Institutional Money Fund                                   0%
Excelsior Institutional Treasury Money Fund                          0%